UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2023

TRINET GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36373	95-3359658
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Park Place, Suite 600
Dublin, CA		94568
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (510) 352-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock par value $0.000025 per share	TNET	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Entry into Indenture for 7.125% Senior Notes due 2031

On August 16, 2023, TriNet Group, Inc. (the “Company”) completed a previously announced private offering of its 7.125% Senior Notes due 2031 (the “Notes”). The Notes were sold in a private placement in reliance on Rule 144A and Regulation S under the Securities Act of 1933, as amended, pursuant to a purchase agreement among the Company, the guarantors party thereto (the “Guarantors”) and BofA Securities, Inc., as representative of the initial purchasers. The Notes are guaranteed by the Guarantors, which comprise certain domestic subsidiaries of the Company (such guarantees, together with the Notes, the “Securities”). The Notes will also be guaranteed by each of the Company’s existing or future domestic subsidiaries that becomes a borrower or guarantor under the 2021 Credit Agreement (as defined below) or that becomes a guarantor of the Company’s 3.500% Senior Notes due 2029.

The Notes were issued pursuant to an indenture dated August 16, 2023 (the “Indenture”), among the Company, the Guarantors and U.S. Bank Trust Company, National Association, as trustee.

The Notes will bear interest at the rate of 7.125% per annum and will mature on August 15, 2031. Interest on the Notes is payable in cash on February 15 and August 15 of each year, beginning on February 15, 2024.

The Company may at its election redeem all or a part of the Notes on or after August 15, 2026, on any one or more occasions, at the redemption prices set forth in the Indenture, plus, in each case, accrued and unpaid interest thereon, if any, to, but excluding, the applicable redemption date. In addition, at any time prior to August 15, 2026, the Company may on any one or more occasions redeem up to 40% of the aggregate principal amount of the Notes outstanding under the Indenture with the net cash proceeds of one or more equity offerings at a redemption price equal to 107.125% of the principal amount of the Notes then outstanding, plus accrued and unpaid interest thereon, if any, to, but excluding the applicable redemption date. At any time prior to August 15, 2026, the Company may also redeem all or a part of the Notes at a redemption price equal to 100% of the principal amount of the Notes redeemed plus a “make-whole” premium as of, and accrued and unpaid interest, if any, to, but excluding, the applicable redemption date.

Upon a change of control triggering event, as defined in the Indenture, the Company will be required, subject to certain exceptions, to make an offer to purchase the Notes at a purchase price equal to 101% of the principal amount of the Notes on the date of repurchase, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase.

The Securities are the Company’s and the Guarantors’ general senior unsecured obligations and will rank senior in right of payment to any subordinated indebtedness that the Company or the Guarantors may incur in the future and equally in right of payment with all of the existing and future senior indebtedness of the Company and the Guarantors.

The Indenture contains restrictive covenants relating to limitations on the Company’s and its subsidiaries’ ability to: (i) create liens on certain assets to secure debt; (ii) grant a subsidiary guarantee of certain debt without also providing a guarantee of the Notes; and (iii) consolidate or merge with or into, or sell or otherwise dispose of all or substantially all of the Company’s assets to, another person, subject, in each case, to certain customary exceptions.

The Indenture contains customary terms that allow either the Trustee or the holders of not less than 30% in aggregate principal amount of the Notes then outstanding to declare the principal amount of such Notes and any accrued and unpaid interest through the date of such declaration immediately due and payable upon certain events of default occurring and continuing. In the case of certain events of bankruptcy or insolvency relating to the Company or its significant subsidiaries, the principal amount of such Notes together with any accrued and unpaid interest through the occurrence of such event will automatically become and be immediately due and payable.

The Company intends to use the net proceeds from the sale of the Notes to fund an equity tender offer and a share repurchase that it announced on July 31, 2023 (including the related fees and expenses) and the remaining amount, if any, for general corporate purposes. The Company commenced the equity tender offer on August 1, 2023.

The above descriptions of the Indenture and the Securities are qualified in their entirety by reference to the Indenture (including the form of the Notes included therein). A copy of the Indenture and the form of the Notes are filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K.

Entry into Amended Credit Agreement

On August 16, 2023, TriNet USA, Inc., as borrower (the “Borrower”), the Company as a guarantor and certain subsidiaries of the Company, each of which is a wholly owned domestic subsidiary of the Borrower, as guarantors, entered into that certain Fourth Amendment (the “Amendment”) with JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”), which amends certain provisions of the Credit Agreement, dated as of February 26, 2021, by and among the Borrower, the Company, the other loan parties party thereto, the lenders party thereto and the Administrative Agent (as amended, supplemented or modified, including by way of the Amendment, the “2021 Credit Agreement”).

The Amendment, among other things (1) increases the aggregate revolving commitments under the revolving facility made available under the 2021 Credit Agreement (the “revolving facility”) from $500.0 million to an amount not to exceed $700.0 million and (2) extends the maturity date of the revolving facility to August 16, 2028. Furthermore, in connection with the Amendment, certain additional wholly-owned domestic subsidiaries acceded as guarantors of the Borrower’s obligations under the 2021 Credit Agreement and the related guarantee and collateral documents. Except as amended by the Amendment, the remaining terms of the 2021 Credit Agreement remain in full force and effect.

The foregoing description does not purport to be complete and is qualified in all respects by reference to the full text of the Amendment and the 2021 Credit Agreement (included as Exhibit A to the Amendment), a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
4.1	Indenture, dated August 16, 2023, among the Company, the guarantors listed therein and U.S. Bank Trust Company, National Association, as trustee
4.2	Form of 7.125% Senior Notes due 2031 (included in Exhibit 4.1)
10.1	Fourth Amendment, dated as of August 16, 2023, to the 2021 Credit Agreement among the Borrower, the Company, the other loan parties party thereto, the lenders party thereto and the Administrative Agent
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

INDEX TO EXHIBITS

Exhibit Number	Description
4.1	Indenture, dated August 16, 2023, among the Company, the guarantors listed therein and U.S. Bank Trust Company, National Association, as trustee
4.2	Form of 7.125% Senior Notes due 2031 (included in Exhibit 4.1)
10.1	Fourth Amendment, dated as of August 16, 2023, to the 2021 Credit Agreement among the Borrower, the Company, the other loan parties party thereto, the lenders party thereto and the Administrative Agent
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TriNet Group, Inc.

Date:	August 16, 2023	By:	/s/ Samantha Wellington
		Name:	Samantha Wellington
		Title:	Executive Vice President, Business Affairs, Chief Legal Officer and Secretary